Exhibit 10.1

Execution Version

BARCLAYS

745 Seventh Avenue

New York, NY 10019

CONFIDENTIAL

January 3, 2020

Xperi Corporation

3025 Orchard Parkway

San Jose, CA 95134

Attention: Robert Andersen

TiVo Corporation

2160 Gold St.

San Jose, CA 95002

Attention: Pamela Sergeeff

Bank of America, N.A.

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Royal Bank of Canada

200 Vesey Street

New York, New York 10281

Supplement to Commitment Letter and Fee Letter

Ladies and Gentlemen:

Reference is hereby made to that certain (i) Commitment Letter, dated as of December 18, 2019, by and among Bank of America, N.A. (acting through itself or one of its affiliates or branches as it deems appropriate, “Bank of America”), BofA Securities, Inc. (acting through itself or one of its affiliates as it deems appropriate, “BofAS” and, together with Bank of America, “BofAML”), Royal Bank of Canada (“Royal Bank”) and RBC Capital Markets1 (“RBCCM” and, together with Royal Bank and BofAML, the “Initial Commitment Parties”), Xperi Corporation, a Delaware corporation (“XRAY”), and TiVo Corporation, a Delaware corporation (“TWOLF” and, together with XRAY, the “Companies”) (as the same may be amended, restated, supplemented and otherwise modified from time to time, the “Commitment Letter”), and (ii) Fee Letter, dated as of December 18, 2019, among the Companies and the Initial Commitment Parties (the “Fee Letter”). Terms used but not defined in this Supplement to Commitment Letter and Fee Letter (this “Letter”) have the meanings assigned to them in the Commitment Letter or Fee Letter, as applicable.

[1]	RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

This Letter constitutes a supplement to the Commitment Letter and the Fee Letter and “customary joinder documentation” as contemplated by Paragraph 1 of the Commitment Letter and sets forth the agreement of the Initial Commitment Parties, the Companies, Barclays Bank PLC (“Barclays” or, in its capacity as a joint lead arranger and joint bookrunner for the Term Facility, the “Joining Arranger”) and Barclays (in its capacity as an Initial Lender in respect of the Term Facility, the “Joining Lender” and, together with the “Joining Arranger”, collectively, the “Joining Party”) regarding the joinder of the Joining Party to the Commitment Letter and the Fee Letter to act in the roles specified below and to provide the portion of the commitments under the Commitment Letter specified below and to be entitled to the applicable portion of the fees set forth in the Fee Letter on the terms set forth therein. The Companies agree that the Joining Party may perform its responsibilities hereunder through its affiliates. The Joining Arranger shall constitute an Additional Arranger under the Commitment Letter and Fee Letter, and, except with respect to the reduction of the commitments of the Initial Commitment Parties in connection with the joinder of any Additional Arranger pursuant to Paragraph 1 of the Commitment Letter, all references therein to “Commitment Parties”, “we”, “us”, “our”, “party”, “parties hereto” and like terms shall also constitute references to the Joining Party, and the execution of this Letter constitutes the appointment of an Additional Arranger referred to in the Commitment Letter.

1.    Titles and Roles; Commitments.

In connection with the foregoing, the Joining Arranger is pleased to confirm its willingness to act, and the Companies hereby appoint the Joining Arranger to act, as a joint lead arranger and joint bookrunner for the Term Facility, to provide the Borrower with structuring and syndication assistance in connection with the Term Facility on the terms contained in the Commitment Letter and the Fee Letter and subject solely to the satisfaction or waiver of the conditions set forth in Paragraph 5 of the Commitment Letter.

It is understood that in any offering and marketing materials and presentations, including confidential information memoranda, to be used in connection with the syndication of the Term Facility, (i) Bank of America and BofAS shall have “lead left” placement in any such offering and marketing materials and presentations and (ii) Barclays shall have right side placement (based on its aggregate percentage of economics) in any such offering and marketing materials and presentations.

Barclays hereby commits, severally and not jointly, to provide 10% of the aggregate principal amount of the Term Facility on the terms contained in the Commitment Letter and the Fee Letter and subject solely to the satisfaction or waiver of the conditions set forth in Paragraph 5 of the Commitment Letter. The commitments of the Initial Commitment Parties set forth in Paragraph 1 of the Commitment Letter in respect of the Term Facility are hereby reduced to 54% for Bank of America and 36% for Royal Bank, respectively. The commitments of the Initial Commitment Parties and the Joining Lender in respect of the Term Facility shall be several and not joint.

2.    Compensation.

As consideration for the services of the Joining Arranger related to the Term Facility and the commitments of the Joining Lender in respect of the Term Facility, the Companies agree that the Joining Arranger shall be entitled to its pro rata share of any fees payable under the Fee Letter, in each case, in proportion to its allocated commitment in respect of the Term Facility hereunder on the date hereof, if and when any such fees become payable pursuant to the terms of the Fee Letter.

3.    Miscellaneous.

The Joining Party acknowledges receipt of a copy of the Commitment Letter and Fee Letter and agrees to be bound by the terms and conditions, subject to all commitments and obligations, and entitled to all of the rights and benefits (including, but not limited to, the titles and roles, syndication, information, indemnification, assignments and confidentiality provisions) of a “Lead Arranger” and an “Initial Lender” under the Commitment Letter (as modified by this Letter).

Except as specifically amended by this Letter, each of the Commitment Letter and Fee Letter shall remain in full force and effect. This Letter shall be construed in connection with and form part of the Commitment Letter and Fee Letter, as applicable, and any reference to the Commitment Letter or Fee Letter shall be deemed to be a reference to the Commitment Letter or Fee Letter, as applicable, as amended by this Letter. The Commitment Letter, the Fee Letter and this Letter may not be amended or modified, or any provision hereof or thereof waived, except by an instrument in writing signed by the parties hereto. This Letter shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

Paragraphs 4, 6 and 8 of the Commitment Letter are hereby incorporated herein by reference, mutatis mutandis.

This Letter may be executed in one or more counterparts, each of which when executed will be deemed an original, and all of which, when taken together, will constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Letter by facsimile transmission or electronic transmission (in “pdf” or “tif” format) will be effective as delivery of a manually executed counterpart hereof. The Commitment Letter, the Fee Letter and this Letter are the only agreements that have been entered into among the parties hereto with respect to the Term Facility and set forth the entire understanding of the parties hereto with respect thereto and supersede any prior written or oral agreements among the parties hereto with respect to the Term Facility.

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Very truly yours,

BARCLAYS BANK PLC

By:	/s/ Martin Corrigan
Name:	Martin Corrigan
Title:	Vice President

[Supplement to Commitment Letter and Fee Letter]

ACCEPTED AND AGREED AS OF THE DATE FIRST SET FORTH ABOVE

XPERI CORPORATION

By:	/s/ Robert Andersen
Name:	Robert Andersen
Title:	Chief Financial Officer

[Supplement to Commitment Letter and Fee Letter]

ACCEPTED AND AGREED AS OF THE DATE FIRST SET FORTH ABOVE

TIVO CORPORATION

By:	/s/ Sean Matthews
Name:	Sean Matthews
Title:	Chief Transformation Officer

[Supplement to Commitment Letter and Fee Letter]

ACCEPTED AND AGREED AS OF THE DATE FIRST SET FORTH ABOVE

BANK OF AMERICA, N.A.

By:	/s/ Sanjay Rijhwani
Title:	Sanjay Rijhwani
Name:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Sanjay Rijhwani
Name:	Sanjay Rijhwani
Title:	Managing Director

[Supplement to Commitment Letter and Fee Letter]

ACCEPTED AND AGREED AS OF THE DATE FIRST SET FORTH ABOVE

ROYAL BANK OF CANADA

By:	/s/ Charles D. Smith
Name:	Charles D. Smith
Title:	Managing Director Head of Leveraged Finance

[Supplement to Commitment Letter and Fee Letter]